Exhibit 5.1

Our ref             VIP/613112/369478/v10

Actions Semiconductor Co., Ltd.

15-1, No. 1 HIT Road

Tangjia

Zhuhai

Guangdong 519085

People’s Republic of China

19 September 2006

Dear Sir

Actions Semiconductor Co., Ltd

We have acted as Cayman Islands legal advisers to Actions Semiconductor Co., Ltd. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on 24 October 2005 (Registration No. 333-135906) relating to the second offering by the Company and the sale by the selling shareholders (the “Selling Shareholders”) of certain American Depositary Shares, each of which represents six of the Company’s ordinary shares of par value US$0.000001 each (the “Ordinary Shares”). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1.	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	the Certificate of Incorporation dated 27 July 2005 and Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolution passed on 27 September 2005 (the “Memorandum and Articles of Association”);

1.2	the register of members of the Company maintained at its registered office in the Cayman Islands;

1.3	the written resolutions of the Board of Directors of the Company passed on 7 July 2006 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.4	a certificate from a Director of the Company dated 19 September 2006, a copy of which is annexed hereto (the “Director’s Certificate”); and

1.5	the Registration Statement.

2.	ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction that is the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate as to matters of fact without further verification and have relied upon the following assumptions, which we have not independently verified:

(i)	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

(ii)	The genuineness of all signatures and seals.

3.	OPINION

The following opinions are given only as to matters of Cayman Islands law.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands.

3.2	The authorized share capital of the Company is US$2,000 divided into 2,000,000,000 Ordinary Shares of par value US$0.000001 each.

3.3	The Ordinary Shares are legally issued and allotted as fully paid and non-assessable.

3.4	The Ordinary Shares to be sold by the Selling Shareholders have been legally and validly issued as fully paid and non-assessable.

4.	QUALIFICATIONS

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transaction that is subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name and the quotation or summarization of our opinion as to Cayman Islands law under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

MAPLES and CALDER

ACTIONS SEMICONDUCTOR CO., LTD

PO Box 309GT

Ugland House

South Church Street

George Town

Grand Cayman

Cayman Islands

19 September 2006

Maples and Calder

1504 One International Finance Centre

1 Harbour View Street

Hong Kong

Dear Sirs

ACTION SEMICONDUCTOR CO., LTD (the “Company”)

I, Li Shao-Chuan, Shawn, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution passed on 27 September 2005 remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges, or contemplated by the Agreements.

3	The written resolutions (the “Resolutions”) of the board of directors dated 7 July 2006 were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

4	The written resolution of the shareholders held passed on 27 September 2005 (the “Shareholder Resolutions” and, together with the Board Resolutions, the “Resolutions”) at which the resolutions adopting the Amended and Restated Memorandum and Articles of Association were passed were signed by all the shareholders in the manner prescribed in the Articles of Association of the Company.

5	The authorised share capital of the Company is US$2,000 divided into 2,000,000,000 Ordinary Shares of a nominal or par value of US$0.000001 each, which have been issued and are fully paid up.

6	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares and entering into and performing its obligations under the Agreements.

7	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

8	The directors of the Company at the date of Resolutions and at the date hereof was and are as follows:

Tien Hui-Dong, Terry

Lin Yu-Hsin, Casper

Kang Byung-Jin, Peter

Chiu Tzu-Yin

Li Shao-Chuan, Shawn

Paul Hsiao

9	You have been provided with complete and accurate copies of all minutes of meetings or written resolutions or consents of the shareholders and directors (or any committee thereof) of the Company (which were duly convened, passed or (as the case may be) signed and delivered in accordance with the Articles and Association of the Company) and the Certificate of Incorporation, Memorandum and Articles of Association (as adopted on incorporation and as subsequently amended) and statutory registers of the Company.

10	The entry by the Company into the transactions contemplated by the resolutions set forth in the Resolution does not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which the Company is a party or by which the Company or any part of its undertaking, assets, property or revenues is bound.

11	Each director considers the transactions contemplated by the Agreements to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of the Opinion.

12	There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company prohibiting it from entering into and performing its obligations.

13	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

14	The Company is not a central bank, monetary authority or other sovereign entity of any state.

15	The ordinary Shares to be sold by the Selling shareholders have been fully paid up.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:
Li Shao-Chuan, Shawn
Director